UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 1, 2010
HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road	02184
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 781-848-7100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
On April 1, 2010, our Board of Directors approved transformation and restructuring plans, which include the integration of Global Med Technologies, Inc. Under the terms of a definitive agreement, on March 31, 2010 we concluded a tender offer to purchase the outstanding shares of Global Med’s common stock at $1.22 per share and preferred stock at approximately $1,694 per share. At the closure of the tender period 34.4 million shares of common stock representing 90% of the outstanding common stock and 100% of the outstanding preferred shares were tendered. Haemonetics funded the $58 million required for the acquisition of the shares and outstanding warrants from available cash. Haemonetics anticipates completing the merger with Global Med during the first fiscal quarter of 2011 with a final cash payment of $3 million.
The approved cash transformation costs are expected to total approximately $15 million and the non-cash write off of certain capitalized software assets totals approximately $16 million.
The cash transformation costs include two components. We expect to incur costs related to the separation of employees totaling approximately $14 million during the fourth quarter of our fiscal year 2010 and through the first six months of fiscal year 2011. We also expect to incur costs of approximately $1 million related to the closure of facilities during FY 2011.
The non-cash write off has two components. The first relates to our Symphony blood bank donation management software, totaling approximately $4 million, which we have abandoned as a result of our combination with Global Med. In addition, based on a recent review of ongoing development plans for our next generation platelet apheresis products we have adopted a plan to abandon and write off $12 million associated with previously capitalized software development costs.
The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits
99.1: Press Release of Haemonetics Corporation dated April 6, 2010 announcing the definitive agreement with Global Med Technologies, Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION (Registrant)
Date: April 7, 2010	/s/ Christopher Lindop
Christopher Lindop, Chief Financial Officer
and VP Business Development

EXHIBIT INDEX

99.1	Press Release issued by Haemonetics Corporation announcing conclusion of tender offer for Global Med Technologies, Inc. and related restructuring plans on April 6, 2010.